AQUILA NARRAGANSETT TAX-FREE INCOME FUND

DISTRIBUTION AGREEMENT

THIS AGREEMENT, made as of this 11th day of October, 2013 by and between AQUILA MUNICIPAL TRUST (hereinafter called the “Trust”), on behalf of its series AQUILA NARRAGANSETT TAX-FREE INCOME FUND (hereinafter called the "Fund"), and AQUILA DISTRIBUTORS, INC., (hereinafter called the "Distributor").

W I T N E S S E T H:

WHEREAS, the Trust and the Distributor wish to enter into a Distribution Agreement with respect to the Fund (references herein to “the Fund” are understood, where applicable, to mean “the Trust” or “the Trust, on behalf of the Fund”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by a between the parties hereto as follows:

1.           The Distributor agrees to act as principal underwriter and exclusive distributor of the shares of the Fund.  The price at which shares of the Fund are issued to the public by the Distributor shall be as computed and effective as set forth in the Prospectus and Statement of Additional Information of the Fund current as of the time of such sale (collectively, the "Current Prospectus").  The Distributor is authorized to determine from time to time (i) the sales charges forming part of the public offering price and any dealer discount paid to dealers and any agency commissions paid to brokers; (ii) the terms of any privilege reducing or eliminating such sales charges; and (iii) the terms of any sales agreement entered into by the Distributor relating to the sale of the Fund's shares and the identity of any broker or dealer with which such agreements are entered into.  The Trust agrees that it will promptly amend or supplement the Current Prospectus in connection with any change in any of the foregoing.  The Distributor agrees to bear the costs of printing and distributing all copies of the Fund's prospectuses, statements of additional information and reports to shareholders which are not sent to the Fund's shareholders, as well as the costs of supplemental sales literature, advertising and other promotional activities.

2.           The Fund agrees to issue shares of the Fund, subject to the provisions of its Declaration of Trust and By-Laws, to the Distributor as ordered by the Distributor, but only to the extent that the Distributor shall have received purchase orders therefor at the times and subject to the conditions set forth in the Current Prospectus.  Certificates for shares need not be created or delivered by the Fund in any case in which the purchase is made under terms not calling for such certificates.  Shares issued by the Fund shall be registered in such name or names and amounts as the Distributor may request from time to time and all shares when so paid for and issued shall be fully paid and non-assessable to the extent set forth in the Current Prospectus.

3.           The Distributor shall act as principal in all matters relating to promotion of the growth of the Fund and shall enter into all of its engagements, agreements and contracts as principal on its own account.  The title to shares of the Fund issued and sold through the Distributor shall pass directly from the Fund to the dealer or investor, or shall, if the Distributor so consents, first pass to the Distributor, as may from time to time be determined by the Board of Trustees of the Fund.

4.           The Fund hereby consents to any arrangements whereby the Distributor may act as principal underwriter for other investment companies or as principal underwriter, sponsor or depositor for unit investment trusts and periodic payment plan certificates issued thereby, or as investment adviser, sub-adviser or administrator to the Fund or other investment companies or persons.  The Fund also consents to the Distributor carrying on a business as a broker, dealer and underwriter in securities and to carrying on any other lawful business.

5.           The Fund covenants and agrees that it will not during the term of this Agreement, without the consent of the Distributor, offer any shares of the Fund for sale directly or through any person or corporation other than the Distributor excepting only (a) the reinvestment of dividends and/or distributions, or their declaration in shares of the Fund, in optional form or otherwise; (b) the issuance of additional shares through stock splits or stock dividends; (c) sales of shares to another investment or securities holding company in the process of purchasing all or a portion of its assets; or (d) in connection with an exchange of the Fund's shares for shares of another investment company or securities holding company.

6.           The Fund agrees to use its best efforts to register from time to time under the Securities Act of 1933 adequate amounts of shares of the Fund for sale by the Distributor to the public and to register or qualify, or to permit the Distributor to register or qualify, such shares for offering to the public in such States or other jurisdictions as may be designated by the Distributor.

7.           The Fund agrees to advise the Distributor of the net asset value of the Fund's shares as often as computed.  The Fund will also furnish to the Distributor, as soon as practicable, such information as may reasonably be requested by the Distributor in order that it may know all of the facts necessary to sell shares of the Fund.

8.           The Distributor is familiar with the Declaration of Trust and By-Laws of the Fund, each as presently in effect.  Insofar as they are applicable to the Distributor as principal underwriter of the Fund, it will comply with the provisions of the Declaration of Trust and By-Laws of the Fund and with the provisions of all acts administered by the Securities and Exchange Commission (the "Commission") and rules thereunder.

9.           To the extent the other provisions of this Agreement require the Distributor to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, the Distributor shall perform all reasonable actions necessary to help the Fund be in compliance with United States federal anti-money laundering (“AML”) laws applicable to investor activity, including the Bank Secrecy Act and the USA PATRIOT Act and the regulations thereunder (collectively, the “PATRIOT Act”), as described hereinafter.

In this regard, the Distributor shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of the Distributor’s AML program or by an outside party, for compliance with the Distributor’s established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of the Distributor’s AML program; and (d) provide ongoing training of the Distributor’s personnel relating to the prevention of money-laundering activities.  Upon the reasonable request of the Fund, the Distributor shall provide to the Fund’s officer in charge of AML compliance (the “AML Compliance Officer”): (x) a copy of the

Distributor’s written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement): (y) a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel.

Unless otherwise performed by the Fund’s transfer agent, the Distributor shall also: (i) collect and maintain investor information, verify the identity of investors and check investor identities against all government lists of known or suspected terrorists and terrorist organizations in compliance with the procedures set forth in the Fund’s AML program and the PATRIOT Act; (ii) provide notice of the Fund’s customer identification procedures to prospective investors in the manner permitted by the PATRIOT Act before an account is opened; (iii) maintain records of the information collected and methods used to verify investor identity in compliance with the PATRIOT Act; (iv) monitor investor accounts for suspicious activity to the extent required by AML laws or the PATRIOT Act; and (v) make any required regulatory filings on behalf of the Fund including, but not limited to, Form 8300 and suspicious activity reports (to the extent required by AML laws) and promptly provide a copy of all such reports filed to the Fund’s AML Compliance Officer.

To the extent that a Fund regulator wishes to examine the Distributor regarding its services hereunder, the Distributor shall cooperate with and permit examinations of its records and personnel by such regulator, coordinating any such response with the Fund’s AML Compliance Officer.  The Distributor also agrees to make available to examiners from such regulatory agencies any information and records relating to the Fund’s AML program as such examiners shall reasonably request.

10.           This Agreement shall go into effect on the date first above written, and shall, unless terminated as hereinafter provided, continue in effect for two years from the date of its effectiveness, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually as provided in the Investment Company Act of 1940 (the "Act").  This Agreement shall automatically terminate in the event of its assignment (as defined in the Act) and may be terminated by either party on sixty days written notice to the other party.

11.           The Fund agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") and each and all and any of them, to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, filed with the Commission, or any amendment thereof or supplement thereto, or which arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Fund or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any such Registration Statement or Prospectus or any amendment thereof or supplement thereto.  The Distributor and each such controlling person shall, promptly after the complaint shall have been served upon the Distributor or such controlling person in respect of which indemnity may be sought from the Fund on account of its agreement contained in this paragraph, notify the Fund in writing of the commencement thereof.  The omission of the Distributor or such controlling person so to notify the Fund of any such litigation shall relieve the Fund from any liability which it may have to the

Distributor or such controlling person on account of the indemnity agreement contained in this paragraph, but shall not relieve the Fund from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in the paragraph.  In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been given to the Fund, the Fund shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the litigation.  The indemnity agreement of the Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of shares of the Fund.  The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of shares of the Fund.

12.           Anything herein to the contrary notwithstanding, the agreement in paragraph 11, insofar as it constitutes a basis for reimbursement by the Fund for liabilities (other than payment by the Fund of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act.  Unless in the opinion of counsel for the Fund the matter has been adjudicated by controlling precedent, the Fund will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

13.           The Distributor agrees to indemnify and hold harmless the Fund and its Trustees and such officers as shall have signed any Registration Statement filed with the Commission from and against any and all losses, claims, damages or liabilities, joint or several, to which the Fund or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Fund or such Trustees or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto.  The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent.  The Fund and its Trustees and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Fund or any such Trustee or officer in respect of which indemnity may be sought from the Distributor on account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof.  The omission of the Fund or such Trustee or officer so to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph.  In case any such litigation shall be brought against the Fund or any such Trustee or officer and notice of the commencement thereof shall have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Fund.  The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund and shall survive any delivery of shares of the Fund.  The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Fund's shares.

14.           Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

15.           The Fund shall immediately advise the Distributor (a) when any post-effective amendment to its Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (b) of any request by the Commission for amendments to the Registration Statement or the then effective Prospectus or for additional information, (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (d) of the happening of any event which makes untrue any material statement made in the Registration Statement or the Current Prospectus or which in the opinion of counsel for the Fund requires the making of a change in the Registration Statement or the Current Prospectus in order to make the statements therein not misleading.  In case of the happening at any time of any event which materially affects the Fund or its securities and which should be set forth in a supplement to or an amendment of the then effective Prospectus in order to make the statements therein not misleading the Fund shall prepare and furnish to the Distributor such amendment or amendments to the then effective Prospectus as will correct the Prospectus so that as corrected it will not contain, or such supplement or supplements to the then effective Prospectus which when read in conjunction with the then effective Prospectus will make the combined information not contain, any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then effective Prospectus not misleading.  The Fund shall, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, make every reasonable effort to obtain the prompt lifting of such order.

16.           Except as expressly provided in paragraphs 11 and 13 hereof, the agreements herein set forth have been made and are made solely for the benefit of the Fund, the Distributor, and the persons expressly provided for in paragraphs 11 and 13, their respective heirs, successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Fund, the Distributor, and the persons expressly provided for in paragraphs 11 and 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained.  Except as so provided, the term "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

17.           The Fund may use the name "Aquila" or any name derived from or similar to the name "Aquila Management Corporation" or "Aquila Distributors, Inc." or any trade or service mark associated therewith, only for so long as this Agreement or any extension, renewal or amendment thereof remains in effect.  At such time as this Agreement shall no longer be in effect, the Fund shall (to the extent it lawfully can) cease to use such a name or any other name indicating that the Fund is administered, distributed or otherwise connected with the Distributor or with Aquila Management Corporation (collectively, (the "Aquila Organization") and refrain from using any trade or service mark containing the word "Aquila."  The Fund acknowledges that it has adopted the name "Aquila Narragansett Tax-Free Income Fund" through permission of the Aquila Organization and agrees that the Aquila Organization reserves to itself and any successor to any of its business the right to grant the non-exclusive right to use the names Aquila or any similar name to any other corporation or entity, including but not limited to any investment company of which the Aquila Organization or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the adviser, sub-adviser, administrator or distributor.

18.           The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Distributor represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their seals to be affixed as of the day and year first above written.

ATTEST:	AQUILA MUNICIPAL TRUST, on behalf of its series AQUILA NARRAGANSETT TAX-FREE INCOME FUND
/s/ Pamela C. Rose	By: /s/ Diana P. Herrmann

ATTEST:	AQUILA DISTRIBUTORS, INC.
/s/ Pamela C. Rose	By: /s/ Joseph P. DiMaggio